     As filed with the Securities and Exchange Commission on April 9, 2004
                                                     Registration No. 333-112617
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                   POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-8
                      TO REGISTRATION STATEMENT ON FORM S-4
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                            NATIONAL CITY CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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         (State or Other Jurisdiction of Incorporation or Organization)

                                   34-1111088
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                      (I.R.S. Employer Identification No.)

            1900 East Ninth Street
                Cleveland, Ohio                               44114
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    (Address of Principal Executive Offices)                (Zip Code)

          Allegiant Bancorp, Inc. 401(k) Profit Sharing Plan and Trust
               Allegiant Bancorp, Inc. 2002 Stock Incentive Plan
               Allegiant Bancorp, Inc. 2000 Stock Incentive Plan
               Allegiant Bancorp, Inc. 1996 Stock Option Plan
                           Equality Stock Option Plan
                       Reliance Financial 1996 Stock Plan
                  Southside Bancshares Corp. Stock Option Plan
--------------------------------------------------------------------------------
                            (Full Title of the Plans)

                             David L. Zoeller, Esq.
                  Executive Vice President and General Counsel
                            National City Corporation
                             1900 East Ninth Street
                              Cleveland, Ohio 44114
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                     (Name and Address of Agent For Service)

                                 (216) 222-2000
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          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

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                                                                                           PROPOSED MAXIMUM
          TITLE OF EACH CLASS             AMOUNT TO BE    PROPOSED MAXIMUM OFFERING    AGGREGATE OFFERING PRICE        AMOUNT OF
     OF SECURITIES TO BE REGISTERED        REGISTERED         PRICE PER UNIT (1)                 (1)                REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value of $4.00 per         908,142                $34.43                    $31,267,330                 $3,962
share
Plan Interests (2)                       Indeterminate
------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(c) and 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The fee with respect to the shares registered herein is based on the average of the high and low sale prices on April 8, 2004 of National City's common stock as reported on the New York Stock Exchange.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Post-Effective Amendment also covers an indeterminate amount of interests to be offered or sold pursuant to the Allegiant Bancorp, Inc. 401(k) Profit Sharing Plan and Trust.

                             INTRODUCTORY STATEMENT

      On April 9, 2004, National City Corporation, a Delaware corporation ("National City"), acquired Allegiant Bancorp, Inc., a Missouri corporation ("Allegiant"), pursuant to an Agreement and Plan of Merger by and between National City and Allegiant, dated as of November 19, 2003 (the "Merger Agreement"). National City filed an S-4 registration statement (333-112617), as amended, in connection with the transaction. As part of the consummation of the transaction contemplated by the Merger Agreement, National City, the registrant, is assuming Allegiant's obligations under the benefit plans listed below. The purpose of this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 is to register additional shares of National City common stock, $4.00 par value ("Common Stock"), issuable under the following employee benefit plans assumed by National City pursuant to the Merger Agreement: (i) 400,000 shares issuable under the Allegiant Bancorp, Inc. 401(K) Profit Sharing Plan and Trust, (ii) 187,317 shares issuable under the Allegiant Bancorp, Inc. 2002 Stock Incentive Plan, (iii) 247,344 shares issuable under the Allegiant Bancorp, Inc. 2000 Stock Incentive Plan, (iv) 23,310 shares issuable under the Allegiant Bancorp, Inc. 1996 Stock Option Plan, (v) 23,479 shares issuable under the Equality Stock Option Plan, (vi) 15,154 shares issuable under the Reliance Financial 1996 Stock Plan and (vii) 11,538 shares issuable under the Southside Bancshares Corp. Stock Option Plan (collectively, the benefit plans are hereinafter referred to as the "Plans").

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

      National City hereby incorporates by reference in this registration statement:

      (1) Annual Report on Form 10-K for the year ended December 31, 2003 filed by National City.

      (2) Annual Report on Form 11-K for the year ended December 31, 2002 filed by Allegiant.

      (3) Current Reports on Form 8-K dated February 17, March 17, March 19, March 23, April 6 and April 9, 2004 filed by National City.

      (4) All other reports filed by National City pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

      (5) Description of National City's Common Stock set forth in the Form S-4 registration statement filed on February 9, 2004.

      All documents filed by National City pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement, but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that such statement is modified or superseded by a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall be deemed not, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities

      The Common Stock to be offered pursuant to the Plans is registered under
Section 12 of the Exchange Act.


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
Item 5. Interests of Named Experts and Counsel

      Certain legal matters, including the validity of the securities, have been passed upon by the National City Corporation Law Department. Members of the National City Corporation Law Department beneficially own shares of National City Common Stock and/or participate in benefits plans offered by National City.

Item 6. Indemnification of Directors and Officers

      Under Section 145 of the Delaware General Corporation Law (the "DGCL"), directors, officers, employees and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of National City -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of National City, and, regarding any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions. The DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to National City. To the extent that a person otherwise eligible to be indemnified is successful on the merits of any claim or defense described above, indemnification for expenses (including attorneys' fees) actually and reasonably incurred is mandated by the DGCL.

      Article VI of National City's By-laws provides that National City must indemnify, to the fullest extent authorized by the DGCL, each person who was or is made party to, is threatened to be made a party to, or is involved in, any action, suit or proceeding because he is or was a director, officer or employee of National City or of any subsidiary (or was serving at the request of National City as a director, trustee, officer, employee or agent of another entity) while serving in such capacity against all expenses, liabilities or loss incurred by such person in connection therewith. The amount of any indemnification to which any person shall otherwise be entitled under Article VI shall be reduced to the extent that such person shall otherwise be entitled to valid and collectible indemnification provided by a subsidiary of National City or any other source.

      Article VI of National City's By-laws also provides that National City may pay expenses incurred in defending the proceedings specified above in advance of their final disposition. National City may advance expenses to any director, officer or employee only upon delivery to National City of an undertaking by the indemnified party stating that he has reasonably incurred or will reasonably incur actual expenses in defending an actual civil or criminal suit, action or proceeding in his capacity as such director, officer or employee, or arising out of his status as such director, officer or employee, and that he undertakes to repay all amounts so advanced if it is ultimately determined that the person receiving such payments is not entitled to be indemnified.

      Finally, Article VI of National City's By-laws provides that National City may maintain insurance, at its expense, to protect itself and any of its directors, officers, employees or agents against any expense, liability or loss, regardless of whether National City has the power or obligation to indemnify that person against such expense, liability or loss under the provisions of
Article VI.

      The right to indemnification is not exclusive of any other right which any person may have or acquire under any statute, provision of National City's Certificate or By-laws, or otherwise. Additionally, no amendment to National City's Certificate can increase the liability of any director or officer for any act or omission by him prior to such amendment.

Item 7. Exemption From Registration Claimed

      None

Item 8. Exhibits

      The following exhibits are filed with, or incorporated by referenced into, this registration statement:

      4.1 Amended and Restated Certificate of Incorporation of National City Corporation dated April 13, 1999 (filed as Exhibit 3.2 to National City's Quarterly Report on Form 10-Q for the quarter and nine months ended September 30, 2000, and incorporated herein by reference).

      4.2 National City Corporation First Restatement of By-laws adopted April 27, 1987 (as Amended through October 28, 2002) (filed as Exhibit 3.3 to National City's Quarterly Report on Form 10-Q for the quarter and nine months ended September 30, 2002, and incorporated herein by reference).

      5     Opinion of National City Corporation Law Department re Legality.

      23.1  Consent of National City Law Department (included in Exhibit 5).

      23.2  Consent of Ernst & Young LLP (relating to National City).

      23.3  Consent of Ernst & Young LLP (relating to Allegiant).

      24 Power of Attorney (previously filed with S-4 registration statement filed on February 9, 2004).

      National City undertakes that the Allegiant Bancorp, Inc. 401(k) Profit Sharing Plan and Trust and any amendments thereto has been or will be submitted to the Internal Revenue Service (the "IRS") in a timely manner and all changes required by the IRS in order to qualify such plans have been or will be made.

Item 9. Undertakings

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, National City certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on the Post-Effective Amendment No. 1 on Form S-8 to Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 9th day of April, 2004.

                                            NATIONAL CITY CORPORATION


                                            By /s/ Thomas A. Richlovsky
                                            ------------------------------------
                                            Thomas A. Richlovsky
                                            Senior Vice President and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 9, 2004.

/s/ David A. Daberko*            Chairman and Chief Executive Officer
---------------------            (Principal Executive Officer)
David A. Daberko

/s/ Jeffrey D. Kelly             Executive Vice President and Chief Financial
--------------------             Officer (Principal Financial Officer)
Jeffrey D. Kelly

/s/ Thomas A. Richlovsky         Senior Vice President and Treasurer
------------------------         (Principal Accounting Officer)
Thomas A. Richlovsky

/s/ Jon E. Barfield*             Director
--------------------
Jon E. Barfield

/s/ James S. Broadhurst*         Director
------------------------
James S. Broadhurst

/s/ John W. Brown*               Director
-----------------
John W. Brown

/s/ Duane E. Collins*            Director
---------------------
Duane E. Collins

/s/ Christopher M. Connor*       Director
--------------------------
Christopher M. Connor

/s/ Daniel E. Evans*             Director
---------------------------
Daniel E. Evans

/s/ Joseph T. Gorman*            Director
---------------------
Joseph T. Gorman

/s/ Bernadine P. Healy, M.D.*    Director
-----------------------------
Bernadine P. Healy, M.D.

/s/ Paul A. Ormond*              Director
-------------------
Paul A. Ormond

/s/ Robert A. Paul*              Director
-------------------
Robert A. Paul

/s/ Gerald L. Shaheen*           Director
----------------------
Gerald L. Shaheen

/s/ Jerome F. Tatar*             Director
--------------------
Jerome F. Tatar

/s/ Jerry Sue Thornton, Ph.D.*   Director
-----------------------------
Jerry Sue Thornton, Ph.D.

/s/ Morry Weiss*                 Director
----------------
Morry Weiss

* David L. Zoeller, Executive Vice President and General Counsel of National City, as attorney-in-fact, signs this document on behalf of the above-named officers and directors pursuant to powers of attorney duly executed by such officers and directors and previously filed.

/s/ David L. Zoeller*
---------------------
David L. Zoeller, attorney-in-fact


      The Allegiant Bancorp, Inc. 401(k) Profit Sharing Plan and Trust. Pursuant to the requirements of the Securities Act of 1933, National City Corporation, the administrator of the Allegiant Bancorp, Inc. 401(k) Profit Sharing Plan and Trust, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on April 9, 2004.

                                Allegiant Bancorp, Inc. 401(k) Profit Sharing Plan and Trust


                                By /s/ Thomas A. Richlovsky
                                --------------------------------------
                                Thomas A. Richlovsky
                                Senior Vice President and Treasurer